Exhibit T3B.2

MODIFICATION NO. ONE TO
OPERATING AGREEMENT
OF
ALAMANCE CROSSING, LLC

THIS MODIFICATION NO. ONE TO OPERATING AGREEMENT is made and entered into to be effective as of the 6th day of July, 2011, by CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the “Member”).

WITNESSETH:

WHEREAS, Alamance Crossing, LLC (the “Company”) is governed by that certain Operating Agreement dated June 9,2005 (the “Agreement”); and

WHEREAS, the Company owns that certain shopping center development, the real estate and any improvements thereon, located in Burlington, North Carolina and known as “Alamance Crossing” (“Alamance Crossing”) as set forth on Exhibit “A” of the Agreement; and

WHEREAS, in connection with the financing of Alamance Crossing with Regions Bank, the Company has contributed Alamance Crossing to Alamance Crossing CMBS, LLC, a Delaware limited liability company (“Alamance CMBS”), in exchange for one hundred percent (100%) membership interest in Alamance CMBS; and

WHEREAS, the Member desires to modify the Agreement to memorialize the change in the assets owned by the Company as set forth on Exhibit “A” thereto as a result of the above-referenced contribution of Alamance Crossing to Alamance CMBS.

NOW, THEREFORE, the Member hereby modifies the Agreement as follows:

1.       Property. The definition of “Property” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Property” means the assets owned by the Company and described in Exhibit “A” attached hereto.

2.       Exhibit “A”. Exhibit “A” attached hereto is hereby substituted in lieu of Exhibit “A” attached to the Agreement.

3.	Except as herein modified, the Agreement shall remain in full force and effect.

CHD-580989-1

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

MEMBER:

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its sole general partner

By:
John N. Foy, Vice Chairman of the Board and Chief Financial Officer

Legal

CHD-580989-1

EXHIBIT “ A”
TO
MODIFICATION NO. ONE TO
OPERATING AGREEMENT
OF
ALAMANCE CROSSING, LLC

A 100% membership interest in Alamance Crossing CMBS, LLC, a Delaware limited liability company.

CHD-580989-1